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                                                                    EXHIBIT 23.1

                               CONSENT OF KPMG LLP

The Board of Directors
Sames Corporation:

We consent to the incorporation by reference in Registration Statements
Nos. 333-92993 and 333-30191 on Form S-8 of Sames Corporation of our report dated February 16, 2000 relating to the consolidated balance sheets of Sames Corporation and consolidated subsidiaries as of November 30, 1999 and 1998, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the years in the three-year period ended November 30, 1999, which report appears in the November 30, 1999 annual report on Form 10-K of Sames Corporation.


                                                KPMG LLP


Chicago, Illinois
February 25, 2000